Exhibit 21.1
Legal Name	Jurisdiction
3S Incorporated	Indiana
Chubb Australia Pty Ltd.	Australia
A. P. I. Inc.	Minnesota
A.P.I. Garage Door, Inc.	Minnesota
Chubb Fire & Security Pty Ltd	Australia
American Fire Protection Group, Inc.	Minnesota
APi Acquisition IV, Inc.	Minnesota
APi Acquisition V, Inc.	Minnesota
APi Acquisition, Inc.	Minnesota
APi Group Corporation	Delaware
APi Group DE, Inc.	Delaware
Chubb Properties Pty Ltd	Australia
Chubb Osterreich GmbH	Austria
APi Group, Inc.	Minnesota
APi Indiana, Inc.	Minnesota
APi International, LLC	Minnesota
APi Group Finance, Inc.	Minnesota
APi National Service Group, Inc.	Minnesota
APi Real Estate, LLC	Minnesota
Saval NV	Belgium
Somati Systems NV	Belgium
Vita Nova Supra BVBA	Belgium
Security Monitoring Centre BVBA/SPRL	Belgium
Classic Industrial Services, Inc.	Delaware
Chubb Security Systems BVBA	Belgium
Cream Ridge Construction Co., Inc.	New Jersey
Creamer Jingoli LLC	New Jersey
Creamer Ruberton A Joint Venture LP	New Jersey
Creamer Sanzari Joint Venture	New Jersey
6232698 Canada Inc. (Direct Fire Protection Systems)	Canada
APi Group Holdings Canada ULC	Canada
Davis-Ulmer Sprinkler Company, Inc.	New York
Atlantic Alarm & Sound, Inc.	Canada
CanAm Fire Protection, Inc.	Canada
Forbes Fire Protection Services, Inc.	Canada
Summit Pipeline Services ULC	Canada
Grunau Company, Inc.	Wisconsin
Train Oilfield Services LTD	Canada
ICS, Inc.	North Dakota

International Fire Protection, Inc.	Alabama
Island Fire Sprinkler, Inc.	New York
Island Fire Sprinkler-NYC, LLC	New York
J. Fletcher Creamer & Son, Inc.	New Jersey
JFC-NER LLC	New Jersey
Jomax Construction Company, Inc.	Kansas
K & M Fire Protection Services, Inc.	Connecticut
K&M Fire N.Y.C., LLC	New York
Vipond, Inc.	Canada
Chubb Fire & Security Canada Corporation	Canada
LeJeune Steel Company	Minnesota
Metropolitan Mechnical Contractors, Inc.	Minnesota
Mid-Ohio Pipeline Company Inc.	Ohio
Mid-Ohio Pipeline Services, LLC	Ohio
MMC Holdings, LLC	Minnesota
MP Nexlevel of California, Inc.	Minnesota
MP Nexlevel, LLC	Minnesota
MP Technologies, LLC	Minnesota
Nexlevel Inc.	Minnesota
Nexus Alarm & Suppression, Inc.	Wyoming
Counterforce Corporation	Canada
2573342 Alberta Ltd.	Canada
Beijing Chubb Fire Security Systems Co., Limited	China
Shanghai Chubb Intelligent Building Systems Co., Ltd.	China
Northern Air Corporation	Minnesota
Northland Constructors of Duluth, Inc.	Minnesota
PSL Supply, LLC	New York
APi Group France HoldCo SAS	France
Chubb France	France
Chubb EMEA	France
Delta Security Solutions Holding SAS	France
Delta Security Solutions SA	France
Sprinkler Acquisition LLC	Minnesota
Chubb Delta Telesurveillance	France
CEMIS Systemes de Securite Incendie	France
Sprocket Insurance Company	Vermont
T. Texas Sprinkler, L.P.	Texas
Technologies Inc.	Minnesota
Tenet Corp	Minnesota
Tessier’s Inc.	South Dakota
TEXASSPRINKLER, LLC	Arkansas

The Jamar Company	Minnesota
TL Nexlevel Companies, LLC	Minnesota
TLR Consulting, Inc.	Minnesota
Chubb Deutschland GmbH	Germany
United Piping, Inc.	Minnesota
United States Alliance Fire Protection, Inc.	Delaware
Viking Automatic Sprinkler Company	Minnesota
Chubb China Holdings Ltd	Hong Kong
Chubb China Limited	Hong Kong
Chubb Hong Kong Limited	Hong Kong
Access Control Systems Ltd.	Hong Kong
W&M Sprinkler Company, Inc.	New York
W&M Sprinkler-NYC, LLC	New York
APi Group Life Safety USA LLC	Minnesota
Wright Service Center, LLC	Minnesota
Chubb Systems Pvt. Ltd.	India
Chubb Ireland Limited	Ireland
MSC Fire Products Limited	Ireland
APi Group Finco Limited	Ireland
APi Group Treasury Limited	Ireland
Chubb Macau Limited	Macau
Three S. Inc. de Mexico S de RL de CV	Mexico
SNC Sicli & Cie (Protecsud Monaco)	Monaco
AED-Partner International B.V.	Netherlands
APi Group Dutch Holdco B.V.	Netherlands
Blusgroep B.V.	Netherlands
Brandbeveiliging Alkmaar B.V.	Netherlands
De Vries Preventie B.V.	Netherlands
De Vries Branbeveiliging B.V.	Netherlands
Fire Safety First B.V.	Netherlands
FoamXpert B.V.	Netherlands
Hugen Branbeveiliging en Adviesbureau B.V.	Netherlands
RHDJ B.V.	Netherlands
Saval B.V.	Netherlands
Simplus Brandblusapparaten B.V.	Netherlands
SK FireSafety Group B.V.	Netherlands
SK Noord B.V.	Netherlands
STAK AED-Partner International	Netherlands
Vivon Nederland B.V.	Netherlands
Chubb International (Netherlands) BV	Netherlands
Chubb Nederland B.V.	Netherlands

Chubb Fire & Security B.V	Netherlands
Security Monitoring Centre B.V.	Netherlands
Chubb New Zealand	New Zealand
Noha Norway AS	Norway
Chubb Singapore Pte. Ltd.	Singapore
Chubb Iberia	Spain
Noha AB	Sweden
Noha Sweden AB	Sweden
Chubb Sicli SA	Switzerland
Chubb (Thailand) Ltd	Thailand
Guardair Aviation Security Technology Limited	Thailand
Chubb Integrated Security Systems LLC	UAE
APi Group UK HoldCo Limited	UK
Knowsley SK Holding Ltd.	UK
Knowsley SK Ltd.	UK
Vipond Fire Protection Limited	UK
Chubb Ltd.	UK
Dunford Hepburn Ltd.	UK
Chubb Group Ltd.	UK
Chubb Fire Ltd.	UK
Chubb Group Security Ltd.	UK
Chubb (NI) Ltd.	UK
Chubb Fire & Security Ltd	UK
Security Monitoring Centres Ltd.	UK
Frontline Security Solutions Ltd.	UK
Mentor Business Systems Ltd.	UK
BET Security and Communications Ltd.	UK
Chubb Systems Ltd.	UK
Chubb Dormant (No. 2) Limited.	UK
Chubb Group Properties Ltd.	UK
Pilgrim House Group Limited	UK
Chubb Group (International) Ltd.	UK
Chubb International Holdings Ltd.	UK
Chubb Security (Pensions) Ltd.	UK
Architekton Partners LLC	Delaware
SRI Fire Sprinkler, LLC	New York